Exhibit 99.1

Digi International Reports Third Fiscal Quarter 2020 Results
Record Fiscal Third Quarter Results
Revenue Exceeds $70M, EPS at $0.06, Adjusted EPS grows 44% to $0.23
Balance Sheet Strengthens on over $30M Debt Pay Down
(Minneapolis, MN, August 6, 2020) - Digi International® Inc. (Nasdaq: DGII), a leading global provider of business and mission critical Internet of Things ("IoT") products, services and solutions, today announced its financial results for its third fiscal quarter ended June 30, 2020.
"We are pleased with our fiscal third quarter record performance," said Ron Konezny, President and Chief Executive Officer. "In a period in which the global economy contracted at unprecedented levels, Digi’s business model demonstrated its resiliency. Digi’s core value proposition enabling secure, automated, remote work has never been more relevant as our customers adapt during this pandemic era."
Third Fiscal Quarter 2020 Results Compared to Third Fiscal Quarter 2019 Results
•Revenue increased to $70.3 million compared to $61.2 million, an increase of $9.1 million, or 15.0%.
•Net income increased to $1.8 million compared to $1.6 million, an increase of $0.2 million, or 7.2%.
•Net income per diluted share remained flat at $0.06.
•Adjusted EPS increased to $0.23 per diluted share compared to $0.16 per diluted share, or 43.8%.
•Adjusted EBITDA increased to $10.5 million compared to $6.1 million, an increase of $4.4 million, or 71.5%.
Reconciliations of GAAP and non-GAAP financial measures appear at the end of this release.
Segment Results
IoT Product & Services
The segment's third fiscal quarter 2020 revenues of $63.5 million increased 25.7% from the same period in the prior fiscal year. This increase is attributed primarily to the incremental revenue associated with our acquisition of Opengear, Inc. ("Opengear'") on December 13, 2019. Gross profit margin increased 770 basis points to 53.4% of revenues for the third fiscal quarter of 2020. Product mix across the portfolio, including the products acquired through the acquisition of Opengear drove the margin rate increase.
IoT Solutions
The segment's third fiscal quarter 2020 revenues of $6.9 million decreased 35.6% from the same period in the prior fiscal year. This was due primarily to delays in customer rollouts, expansions and equipment upgrades as a result of COVID-19. In addition, we had large enterprise deals in the prior fiscal year that did not reoccur in fiscal 2020. We served approximately 69,300 sites as of June 30, 2020, compared to just over 61,000 sites as of June 30, 2019. Gross profit margin increased 70 basis points to 50.2% demonstrating the value of our high margin recurring revenue business model.
Fiscal 2020 Guidance
We previously withdrew the provision of financial guidance for fiscal year 2020 due to the global impact of COVID-19 on business activities.
Although our third fiscal quarter 2020 revenue and Adjusted EBITDA performance grew year over year, we noted disruptions in normal business activities beginning in the second fiscal quarter, especially for customers whose businesses are located in restricted geographic areas or whose facilities have been closed or otherwise restricted in their operations.

Digi International Reports Third Fiscal Quarter 2020 Results
We have implemented measures to reduce expenses while maintaining company performance. We are unable to reasonably estimate when markets will recover, the duration of such a recovery and the related financial impact on our business at this time.
Third Fiscal Quarter 2020 Conference Call Details
As announced on July 9, 2020, Digi will discuss its third fiscal quarter 2020 results on a conference call on Thursday, August 6, 2020 after market close at 5:00 p.m. ET (4:00 p.m. CT). The call will be hosted by Ron Konezny, President and Chief Executive Officer and Jamie Loch, Chief Financial Officer.
Digi invites all those interested in hearing management's discussion of its quarter to access a live webcast of the conference call through the investor relations section of Digi's website at www.digi.com. Participants may also join the call directly by dialing (855) 638-5675 and entering passcode 6298818. International participants may access the call by dialing (262) 912-4765 and entering passcode 6298818. A replay will be available within approximately three hours after the completion of the call, and for one week following the call, by dialing (855) 859-2056 for domestic participants or (404) 537-3406 for international participants and entering access code 6298818 when prompted.
A copy of this earnings release can be accessed through the financial releases page of the investor relations section of Digi's website at www.digi.com.
For more news and information on us, please visit www.digi.com/aboutus/investorrelations.
About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com, or call 877–912–3444 (U.S.) or 952–912–3444 (International).
Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which the Company operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the present outbreak of the COVID-19 pandemic and efforts to mitigate the same, risks related to the economic downturn that commenced during the COVID-19 pandemic and the ability of companies like us to operate a global business, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring or other similar business initiatives that may impact our ability to retain important employees, the ability to achieve the anticipated benefits and synergies associated with acquisitions or divestitures (including, but not limited to, our recently announced acquisition of Opengear), and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2019 and other filings, could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are

Digi International Reports Third Fiscal Quarter 2020 Results
made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Presentation of Non-GAAP Financial Measures
This release includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by the company. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, adjustments to estimates of contingent consideration, acquisition-related expenses, and interest expense from acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and gains from the disposition of our former corporate headquarters is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the condensed consolidated statements of operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.
Investor Contact:

James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer
Digi International
952-912-3737
Email: jamie.loch@digi.com
For more information, visit Digi's website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports Third Fiscal Quarter 2020 Results
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Revenue	$70,338	$61,166	$206,102	$189,243
Cost of sales	32,989	32,838	99,648	100,803
Gross profit	37,349	28,328	106,454	88,440
Operating expenses:
Sales and marketing	13,133	11,392	39,750	34,583
Research and development	10,892	8,584	32,755	27,671
General and administrative	10,378	6,751	27,724	18,309
Restructuring charge (reversal)	91	(20)	129	(87)
Operating expenses	34,494	26,707	100,358	80,476
Operating income	2,855	1,621	6,096	7,964
Other (expense) income, net	(945)	31	(2,977)	594
Income before income taxes	1,910	1,652	3,119	8,558
Income tax expense (benefit)	144	4	(859)	886
Net income	$1,766	$1,648	$3,978	$7,672

Net income per common share:
Basic	$0.06	$0.06	$0.14	$0.28
Diluted	$0.06	$0.06	$0.13	$0.27
Weighted average common shares:
Basic	28,972	28,072	28,772	27,816
Diluted	29,187	28,589	29,477	28,414

Digi International Reports Third Fiscal Quarter 2020 Results
Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$55,085	$92,792
Accounts receivable, net	53,876	56,417
Inventories	46,550	39,764
Other current assets	10,951	3,574
Total current assets	166,462	192,547
Other non-current assets	360,407	206,151
Total assets	$526,869	$398,698
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,929	$21,183
Other current liabilities	28,416	23,275
Total current liabilities	50,345	44,458
Other non-current liabilities	113,219	5,262
Total liabilities	163,564	49,720
Total stockholders’ equity	363,305	348,978
Total liabilities and stockholders’ equity	$526,869	$398,698

Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended June 30,
	2020	2019
Net cash provided by operating activities	$19,153	$22,528
Net cash (used in) provided by investing activities	(136,791)	3,947
Net cash provided by financing activities	78,221	90
Effect of exchange rate changes on cash and cash equivalents	1,710	(485)
Net (decrease) increase in cash and cash equivalents	(37,707)	26,080
Cash and cash equivalents, beginning of period	92,792	58,014
Cash and cash equivalents, end of period	$55,085	$84,094

Digi International Reports Third Fiscal Quarter 2020 Results
Non-GAAP Financial Measures
TABLE 1
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)

	Three months ended June 30,				Nine months ended June 30,
	2020		2019		2020		2019
		% of total revenue		% of total revenue		% of total revenue		% of total revenue
Total revenue	$70,338	100.0%	$61,166	100.0%	$206,102	100.0%	$189,243	100.0%

Net income	$1,766		$1,648		$3,978		$7,672
Interest expense (income), net	878		(205)		2,763		(463)
Income tax expense (benefit)	144		4		(859)		886
Depreciation and amortization	5,306		3,186		14,159		10,012
Stock-based compensation	1,882		1,473		5,323		4,180
Gain on sale of building	—		—		—		(4,396)
Restructuring charge (reversal)	91		(20)		129		(87)
Acquisition expense	463		54		2,618		1,045
Adjusted EBITDA	$10,530	15.0%	$6,140	10.0%	$28,111	13.6%	$18,849	10.0%

TABLE 2
Reconciliation of Net Income and Net Income per Diluted Share to
Adjusted Net Income and Adjusted Net Income per Diluted Share
(In thousands, except per share amounts)

	Three months ended June 30,				Nine months ended June 30,
	2020		2019		2020		2019
Net income and net income per diluted share	$1,766	$0.06	$1,648	$0.06	$3,978	$0.13	$7,672	$0.27
Amortization	4,123	0.14	2,060	0.07	10,687	0.36	6,669	0.23
Stock-based compensation	1,882	0.06	1,473	0.05	5,323	0.18	4,180	0.15
Other non-operating expense (income)	67	—	174	0.01	214	0.01	(131)	—
Acquisition expense	463	0.02	54	—	2,618	0.09	1,045	0.04
Acquisition earn-out adjustments	—	—	378	0.01	(128)	—	1,188	0.04
Restructuring charge (reversal)	91	—	(20)	—	129	—	(87)	—
Interest expense related to acquisition	907	0.03	—	—	3,032	0.10	—	—
Gain on sale of building	—	—	—	—	—	—	(4,396)	(0.15)
Tax effect from the above adjustments (1)	(2,660)	(0.09)	(877)	(0.03)	(5,391)	(0.18)	(1,707)	(0.06)
Discrete tax benefits (2)	(66)	—	(272)	(0.01)	(1,127)	(0.04)	(580)	(0.02)
Adjusted net income and adjusted net income per diluted share (3)	$6,573	$0.23	$4,618	$0.16	$19,335	$0.66	$13,853	$0.49
Diluted weighted average common shares		29,187		28,589		29,477		28,414
(1)The tax effect from the above adjustments assumes an estimated effective tax rate of 20.2% for fiscal 2020 and 18% for fiscal 2019 based on adjusted net income.
(2)For the three months ended June 30, 2020, discrete tax benefits primarily are a result of expiring statute of limitations. For the nine months ended June 30, 2020, discrete tax benefits include excess tax benefits recognized on stock compensation, an adjustment of our state deferred tax rate due to the Opengear acquisition and expiring statute of limitations. For the three and nine months ended June 30, 2019, discrete tax benefits are a result of expiring statute of limitations of uncertain tax benefits as well as excess tax benefits recognized on stock compensation.
(3)Adjusted net income per diluted share may not add due to the use of rounded numbers.